CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 4 to Form N-1A of the Pioneer Protected Principal Trust of our report dated January 15, 2004 relating to the financial statements of Bank of America Corporation, which appears in Bank of America Corporation's 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 23, 2004

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 4 to Form N-1A of the Pioneer Protected Principal Trust of our report dated March 30, 2004, relating to the financial statements of Main Place Funding, LLC which appears in Main Place Funding, LLC's Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 23, 2004